                               STATE OF DELAWARE                       PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "DAILEY CORPORATION", CHANGING ITS NAME FROM "DAILEY CORPORATION" TO "DAILEY PETROLEUM SERVICES CORP.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 1996, AT 1:01 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                     [GREAT SEAL OF THE STATE OF DELAWARE]



                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION:
2625481  8100                                                   7976104
                                                      DATE:
960164913                                                       06-06-96

                               DAILEY CORPORATION


                     RESTATED CERTIFICATE OF INCORPORATION

         The present name of the Corporation is Dailey Corporation. Its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 20, 1996, under the name Dailey Corporation. This Restated Certificate of Incorporation amends and restates the Corporation's original Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. Upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the original Certificate of Incorporation of the Corporation shall be amended and superseded; thenceforth, this Restated Certificate of Incorporation, including the amendments made hereby, shall be the Certificate of Incorporation of the Corporation, but the original date of incorporation of the Corporation shall remain May 20, 1996.


                                   ARTICLE 1

         The name of the Corporation is Dailey Petroleum Services Corp.


                                   ARTICLE 2

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.


                                   ARTICLE 3

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE 4

         The total number of shares of stock of all classes which the Corporation has authority to issue is 35,000,000 shares, of which 20,000,000 shares shall be Class A Common Stock, with a par value of $.01 per share ("Class A Common Stock"), 10,000,000 shares shall be Class B Common Stock, with a par value of $.01 per share ("Class B Common Stock"), and 5,000,000 shares shall be Preferred Stock, with a par value of $.01 per share ("Preferred Stock").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                PREFERRED STOCK

         Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is hereby vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of the State of Delaware (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series, all to the maximum extent permitted by the General Corporation Law of the State of Delaware as in effect on the date hereof or as hereafter amended. The vested authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

                 (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 5,000,000);

                 (b) The annual dividend rate, if any, on shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;

                 (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (d) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or purchase fund and, if so, the terms of such obligation;

                 (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, any stock of any series of the same class or any other class or classes or any evidences of indebtedness and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                 (f) whether the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including, without limitation, whether such shares shall have the right to vote with the Class A Common Stock and Class B Common Stock on issues on an equal, greater or lesser basis;

                 (g) the rights of the shares of such series in the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;

                 (h) whether the shares of such series shall be entitled to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary, (ii) the issuance of any additional stock (including additional shares of such series or of any other series) or (iii) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                 (i) any other relative, rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan after the date hereof, relating to any such series.

         Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

         Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

         The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

         Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:

                 (a) dividends may be declared and paid or set apart for payment upon Class A Common Stock and Class B Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends and may be payable in cash, stock or otherwise; provided, however, that any dividend declared on either shares of Class A Common Stock shares of Class B Common Stock shall be declared on shares of Class A Common Stock and shares of Class B Common Stock alike as if all such shares were of the same class and series;

                 (b) the holders of Class A Common Stock and Class B Common Stock shall have the exclusive right to vote for the election of directors (other than in the case of newly created directorships and vacancies, which shall be filled solely by the remaining directors as set forth in Article 6 hereof) and on all other matters requiring stockholder action, with each share of Class A Common Stock entitling the holder thereof to one (1) vote on any matter submitted to the stockholders for a vote, and each share of Class B Common Stock entitling the holder thereof to seven (7) votes on any matter submitted to the stockholders for a vote, provided that such holder of the Class B Common Stock is a member of the Lawrence Group (as hereinafter defined); and every reference in this Restated Certificate of Incorporation or the Bylaws of the Corporation, as in effect from time to time, to a majority or other portion of stock shall refer to such majority or other proportion of the votes of such stock; provided, however, that, except as required by law, holders of Class A Common Stock and Class B Common Stock shall, on every matter submitted to the stockholders for a vote, vote as a single class, and in no case, except as required by law, shall the holders of Class A Common Stock or Class B Common Stock be entitled to vote separately as a class, and provided that the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the votes of the voting stock of the Corporation; and as used in this Restated Certificate of Incorporation, the "Lawrence Group" shall mean Lawrence Industries, Inc., a Delaware corporation, and its subsidiaries and affiliates (collectively, "Lawrence Industries"), James D. Lawrence, his spouse, children, grandchildren, nieces and nephews (collectively, the "Lawrence Family"), trusts or other entities controlled by, or for the benefit of, any member of the Lawrence Family or any other affiliate of Lawrence Industries or the Lawrence Family;

                 (c) upon any merger, consolidation, reorganization, or other business combination of the Corporation and any other entity, the consideration to be received per share by the holders of the Class A Common Stock and Class B Common Stock as a result of such merger, consolidation, reorganization, or other business combination shall be identical, except that the voting rights of any securities received by holders of Class A Common Stock may differ from the voting rights of any securities received by holders of Class B Common Stock to the extent that the voting rights differ between shares of Class A Common Stock and shares of Class B Common Stock;

                 (d) neither the outstanding shares of Class A Common Stock nor the outstanding shares of Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the outstanding shares of the other class of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner; and

                 (e) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock, without distinction as to class, in accordance with the number of shares held by each such holder.

           CONVERSION OF CLASS B COMMON STOCK TO CLASS A COMMON STOCK

         Each share of Class B Common Stock may be converted, at any time and at the election of the holder, into one share of Class A Common Stock. In addition, each share of Class B Common Stock shall be converted automatically into one share of Class A Common Stock at the time it is sold, transferred or otherwise disposed of to any third party other than a member of the Lawrence Group. Upon any conversion of the Class B Common Stock into Class A Common Stock, the holder thereof shall be entitled to only one (1) vote per share on any matter submitted to the stockholders for a vote.

               DENIAL OF PREEMPTIVE RIGHTS AND CUMULATIVE VOTING

         No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

         No holder of any stock of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

                                   ARTICLE 5

         The Corporation is to have perpetual existence.


                                   ARTICLE 6

         All power of the Corporation shall be vested in and exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and stockholders, it is further provided:

         Section 1. Elections of Directors. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         Section 2. Number, Election and Terms of Directors. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Class A Common Stock and Class B Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or in the manner provided by the Bylaws; provided that such number shall not be less than three nor more than twelve. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Class A Common Stock and Class B Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, each as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws, one class (Class I) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, another class (Class II) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and another class (Class III) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, with the members of each class to hold office until their successors are duly elected and qualified or until their earlier resignation or removal. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election.

         Section 3. Stockholder Nomination of Director Candidates. Advance notice of nominations for the election of Directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided in the Bylaws.

         Section 4. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over Class A Common Stock and Class B Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of not less than two-thirds of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill a vacancy resulting from death, resignation, disqualification, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been elected and qualified or until his or her earlier resignation or removal. Newly created directorships shall be within such class of directors as shall be required to maintain, as nearly as possible, an equal number of directors in each class. Any director elected to fill a newly created directorship shall hold office for the term of the class in which such directorship has been created and until such director's successor shall have been elected and qualified or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 5. Removal of Directors. Subject to the rights of any class or series of stock having preference over Class A Common Stock and Class B Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if during a director's term as a director of the
Corporation: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the Corporation in a manner of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a director of the Corporation, and such adjudication is no longer subject to direct appeal.

         Section 6. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting may be taken without a meeting, without prior written notice and without a vote if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding voting stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or the Secretary of the Corporation. Except as otherwise required by law and subject to the rights of holders of any class or series of stock having a preference over Class A Common Stock and Class B Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

         Section 7. Bylaw Amendments. The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws (except so far as the Bylaws adopted by the stockholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders; provided, however, that the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted (i) by stockholder action without the affirmative vote of the holders of at least 66-2/3% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (ii) by director action without the affirmative vote of not less than two-thirds of the directors then in office.

         Section 8.  Liability of Directors.

                 A. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article 6 shall not eliminate or limit the liability of a director of the Corporation:
         (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                 B. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the provisions of this
         Section 8 of this Article 6.

                 C.       Any repeal or modification of this Section 8 of this
         Article 6 shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                 D. The Corporation shall be obligated at all times to maintain the effectiveness of Bylaw provisions providing for the mandatory indemnification of the directors of the Corporation to the maximum extent permitted by the General Corporation Law of the State of Delaware.

         Section 9. Fundamental Changes. No agreement of merger or consolidation that is required by Delaware law to be submitted to the stockholders of the Corporation for approval or rejection pursuant to Subchapter IX of the General Corporation Law of the State of Delaware shall approved without the affirmative vote of the holders of at least 66-2/3% of the voting power of all shares of the Corporation entitled to vote thereon. No resolution authorizing the sale, lease or exchange of all or substantially all of the property or assets of the Corporation or the liquidation or winding up of the Corporation shall be adopted by the stockholders pursuant to Subchapter X of the General Corporation Law of the State of Delaware without the affirmative vote of the holders of at least 66-2/3% of the voting power of all shares of the Corporation entitled to vote thereon.

         Section 10. Amendment. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article 6 or any provision hereof.

                                   ARTICLE 7

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.





         THE UNDERSIGNED, being an authorized officer of the Corporation, pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring that this is my act and deed and the facts stated herein are true. Accordingly, I have hereunto set my hand this 6th day of June, 1996.


                                                /s/ WILLIAM D. SUTTON
                                           -----------------------------------
                                                    William D. Sutton,
                                                         Secretary